Exhibit 99.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE PUBLIC COMPANY
ACCOUNTING REFORM AND INVESTOR PROTECTION ACT OF 2002
(18 U.S.C. § 1350, AS ADOPTED)

         Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted, the “Sarbanes-Oxley Act”), Michael C. Wood, the President and Chief Executive Officer of LeapFrog Enterprises, Inc. (the “Company”), and James P. Curley, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2002, to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: August 29, 2002

/s/ Michael C. Wood	/s/ James P. Curley

Michael C. Wood President and Chief Executive Officer	James P. Curley Chief Financial Officer

Note: This certification accompanies the Periodic Report pursuant to § 906 of the Sarbanes-Oxley Act and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.